Exhibit 99.1

OMNIQ ANNOUNCES RECORD Q1 2023 REVENUE OF $27.8 MILLION AND INCREASED AI BASED REVENUE BY 88%

SALT LAKE CITY, May 15th, 2023 (GLOBE NEWSWIRE) — OMNIQ Corp.

(NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI) and

IoT – based solutions announces record Q1 2023 revenue of $27.8M.

●	Record Revenue of $27.8 Million a 6% YoY increase, 11% sequential increase over Q4 2022

●	Gross Profit of $5.7 Million vs $6.1 Million in Q1 2022, and vs $4 Million in Q4 2022

●	AI Machine Vision Revenue increased by 88% following a 100% in Q4 2022 driven by strong customer demand across Public Safety and Automation of Parking

●	OMNIQ’s Q Shield, AI based safe city solution has contracted 3 new cities in Q1 2023 and has expanded its pipeline into new states.

●	Cash of $3.2 Million vs. $1.3 Million in December 31st, 2022.

Additional Q1 2023 and recent events:

●	Purchase orders for its AI based parking and security solution for 4 Additional airports in Texas and California
●	Q Shield AI based Machine Vision Safe City System added 3 new cities in GA and IO
●	Awarded multiyear supply contract from “Clalit” Israel’s’ largest health organization, to produce, supply, and install Self-Service Patient Management Kiosks with an estimated value of $3m
●	Current (Q2)

○	Purchase order for its AI based Border and Public Safety System with unique feature of Real Time Anomaly Detection deployed in sensitive areas in the Middle East
○	CEO featured on Wall Street Resource Webcast
○	Q Shield AI based Machine Vision System adds Gun Shot Detection technology

“Our team’s focused efforts lead to another strong quarter resulting in record-breaking revenues of $27.8 million,” said Shai Lustgarten, CEO of OmniQ. “Importantly, we saw a significant rebound in margins from Q4 2022 to Q1 2023 of 21.8% vs 16%, a trend which we feel confident will continue. Each of our verticals experienced strong growth, with our AI sector seeing a sales increase of 88% following last quarter’s 100% increase. Our AI margins continue to improve, as a result of strong execution and driven by our proprietary parking and security solution.

“In addition, our Safe City division has seen a dramatic increase in demand from both our currently deployed states as well as expansion into new states. Our overall growth came from a wide group of customers and variety of sectors including safe city, supply chain, parking, hospitals, restaurant and retail. This diversity continues to not only solidify our growth plans, it also shows once again that our technology has demand and success from multiple large verticals who depend on our technology and services to improve their day-to-day operations.

“We are pleased to report that our company has maintained a strong momentum, and we look forward to Q2 and beyond. Our growth strategy is yielding positive results as we take proactive measures to increase efficiency and drive profitability.

I express my sincere gratitude to our dedicated employees for their hard work, innovative thinking, and unwavering commitment to excellence. It is through their collective efforts that we have become the preferred supplier for some of the most demanding customers in the world. I would also like to extend a special thanks to our valued investors and partners for their continued support, which enables us to pursue our growth strategy with confidence.”

First Quarter 2023 Financial Results

OMNIQ reported revenue of $27.8 million for the quarter ended March 31, 2023, an increase of 6% from $26.3 million in the first quarter of 2022. Our Gross Margin in the first quarter was 20.5% compared to the first quarter of 2022 which had gross margin of 23.3%. Total operating expenses for the quarter were $7.7 million, compared with $7.5 million in the first quarter of 2022.

Net loss for the quarter was $3.5 million, or a loss of $0.45 per basic share, compared with a loss of $2.6 million, or a loss of $0.34 per basic share, for the first quarter of last year.

Adjusted EBITDA (adjusted Earnings Before Interest, Taxes, Depreciation and Amortization) for the first quarter of 2023 amounted to a loss of $0.7 million compared with an adjusted EBITDA loss of $0.2 million in the first quarter of 2022.

Cash balance at December 31, 2022 was approximately $3.2 million compared with $1.3 million at December 31, 2022

Earnings Call Details

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Event Date: May 16th 2023- 11:00 AM Eastern Time

Toll Free: 888-506-0062

International: 973-528-0011

Participant Access Code: 296041

Event Link: Webcast URL: https://www.webcaster4.com/Webcast/Page/2310/48435

Replay Number:

Toll Free: 888-506-0062

International: 973-528-0011

Replay Passcode: 48435

Replay will be available on the company website at www.omniq.com under the investor tab.

About omniQ Corp.

omniQ Corp. (Nasdaq: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

omniQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com .

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in omniQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting omniQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. omniQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

kkimball@omniq.com

OMNIQ CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
(In thousands, except share and per share data)	March 31, 2023	December 31, 2022
	(UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents	$3,230	$1,311
Accounts receivable, net	25,649	23,893
Inventory	8,885	8,726
Prepaid expenses	1,632	1,268
Other current assets	729	473
Total current assets	40,125	35,671

Property and equipment, net of accumulated depreciation of $1,030 and $1,030 respectively	1,361	1,086
Goodwill	16,483	16,542
Trade name, net of accumulated amortization of $6,283 and $4,458, respectively	1,670	1,826
Customer relationships, net of accumulated amortization of $11,001 and $10,762, respectively	4,604	4,967
Other intangibles, net of accumulated amortization of $2,216 and $1,541, respectively	621	675
Right of use lease asset	1,986	2,300
Other assets	1,620	1,744
Total Assets	$68,470	$64,811

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$58,216	$54,736
Line of credit	5,225	1,971
Accrued payroll and sales tax	2,637	2,633
Notes payable, related parties – current portion	195	293
Notes payable – current portion	10,843	11,572
Lease liability – current portion	890	942
Other current liabilities	1,733	1,394
Total current liabilities	79,739	73,541

Long term liabilities
Accrued interest and accrued liabilities, related party	72	72
Notes payable, less current portion	44	55
Lease liability	1,141	1,404
Other long-term liabilities	314	265
Total liabilities	81,310	75,337

Stockholders’ deficit
Series A Preferred stock; $0.001 par value; 2,000,000 shares designated, 0 shares issued and outstanding	-	-
Series B Preferred stock; $0.001 par value; 1 share designated, 0 shares issued and outstanding	-	-
Series C Preferred stock; $0.001 par value; 3,000,000 shares designated, 502,000 shares issued and outstanding, respectively	1	1
Common stock; $0.001 par value; 15,000,000 shares authorized; 7,884,878 and 7,714,780 shares issued and outstanding, respectively.	8	8
Additional paid-in capital	74,458	73,714
Accumulated deficit	(87,975)	(84,460)
Cumulative Translation Adjustment	668	211
Total OmniQ stockholders’ deficit	(12,840)	(10,526)

Total liabilities and deficit	$68,470	$64,811

The accompanying unaudited notes should be read in conjunction with these unaudited condensed consolidated financial statements.

OMNIQ CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three months ended
	March 31,
(In thousands, except share and per share data)	2023	2022
Revenues
Total Revenues	$27,821	$26,322

Cost of goods sold
Cost of goods sold	22,099	20,194

Gross profit	5,722	6,128

Operating expenses
Research & Development	423	523
Selling, general and administrative	6,766	6,476
Depreciation	108	93
Amortization	436	445
Total operating expenses	7,733	7,537

Loss from operations	(2,011)	(1,409)

Other income (expenses):
Interest expense	(938)	(812)
Other (expenses) income	(751)	(264)
Total other expenses	(1,689)	(1,076)

Net Loss Before Income Taxes	(3,700)	(2,485)

Provision for Income Taxes
Current	193	(84)
Total Provision for Income Taxes	193	(84)

Net Loss	(3,507)	(2,569)
Net income attributable to noncontrolling interest	-	67
Net Loss attributable to OmniQ Corp	$(3,507)	$(2,636)

Net Loss	$(3,507)	$(2,569)
Foreign currency translation adjustment	457	(10)
Comprehensive loss	$(3,050)	$(2,579)
Reconciliation of net loss to net loss attributable to common shareholders
Net loss	$(3,507)	$(2,569)
Less: Dividends attributable to non-common stockholders’ of OmniQ Corp	(8)	(48)
Net income attributable to noncontrolling interest	-	67
Net loss attributable to common stockholders’ of OmniQ Corp	$(3,515)	$(2,684)
Net loss per share - basic attributable to common stockholders’ of OmniQ Corp	$(0.45)	$(0.34)

Weighted average number of common shares outstanding - basic	7,749,870	7,511,376

OMNIQ Corp.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended
(In thousands)	March 31,
Adjusted EBITDA Calculation	2023	2022

Net loss	(3,507)	(2,569)
Depreciation & amortization	544	538
Interest expense	938	811
Income taxes	(193)	84
Stock compensation	516	457
Nonrecurring loss events	790	491
Adjusted EBITDA	(912)	(188)

Total revenues, net	27,822	26,322

Adjusted EBITDA as a % of total revenues, net	(3)%	(1)%